EXHIBIT 10.2
AMENDMENT TO LONG-TERM SUPPLY AGREEMENT

This AMENDMENT TO LONG-TERM SUPPLY AGREEMENT, dated as of            __1-6-09____, is entered into by and between HEMLOCK SEMICONDUCTOR, LLC, a Delaware limited liability company with its principal place of business at 12334 Geddes Road, Hemlock, Michigan 48262 (“Seller”), SUNPOWER CORPORATION a United States corporation with its principal place of business at 3939 North First Street, San Jose, California 95134 (“Parent”), and SUNPOWER PHILIPPINES MANUFACTURING LIMITED, a Cayman Islands business and wholly owned subsidiary of Parent, with a branch office at 100 East Main Avenue, Phase 4, Special Economic Zone, Laguna Techno Park, Binan, Laguna, Philippines 4024 (“Subsidiary”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Supply Agreement (defined below).

WHEREAS, Parent and Seller have entered into that certain Long-Term Supply Agreement, dated as of __1-6-09____ (the “Supply Agreement”), a true and complete copy of which is attached hereto as Exhibit A, pursuant to which Seller has agreed to sell to Parent, and Parent has agreed to purchase from Seller, the Products; and

WHEREAS, Parent and Seller desire to amend the Supply Agreement to grant the rights to Subsidiary which are granted to Parent in the Supply Agreement, including the right to order Products directly from Seller for Subsidiary’s own use, and to impose the obligations on Subsidiary which are imposed on Parent in the Supply Agreement, including the obligation to pay Seller for Products ordered by Subsidiary; and

WHEREAS, Subsidiary desires to accept such rights and be bound by such obligations, all in accordance with this Amendment and the terms of the Supply Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Seller and Subsidiary, each intending to be legally bound, hereby agree as follows:

1. Subsidiary Acknowledgement of Supply Agreement.  Subsidiary acknowledges that it has received and had ample time to review a complete copy of the Supply Agreement, and agrees to be subject to and bound by all of the terms and conditions of the Supply Agreement, after giving effect to this Amendment, as of the date hereof.

2. Amendment of Section 1.  The definition of “Buyer” in Section 1(c) of the Supply Agreement is hereby deleted and replaced with the following:

“‘Buyer’ means, collectively, SunPower Corporation and SunPower Philippines Manufacturing Limited, a Cayman Islands business and wholly owned subsidiary of SunPower Corporation.”

3. Effect of This Amendment.

(a)           Parent, Seller and Subsidiary hereby agree that, for all purposes under the Supply Agreement, Subsidiary shall have the same rights and be bound by the same obligations as Parent under the Supply Agreement, including, without limitation, the right to order Products and the obligations to make payments to Seller in respect of such orders, and that all such rights and obligations shall be joint and several among Parent and Subsidiary, including without limitation, in the event of failure of performance or a default by Parent or Subsidiary under the terms of the Supply Agreement.  Seller, in its sole discretion, may seek to enforce its rights under the Supply Agreement against Parent and/or Subsidiary, without regard to which of them has failed to perform, defaulted or breached under the Supply Agreement.

For the avoidance of doubt, nothing in this Amendment, including without limitation, the addition of Subsidiary to the definition of “Buyer” under Section 2 hereof, is intended to nor shall it increase or multiply the obligations of Buyer (as redefined herein) or Seller under the Supply Agreement.  For example, nothing in this Amendment is intended to nor shall it change the Advance Payment under the Supply Agreement, nor shall it change the Contract Quantity of Product set forth in Table I of Exhibit B to the Supply Agreement, which Seller is obligated to supply and Buyer (as redefined herein) is obligated to purchase.

(b)           Except as amended hereby, the terms and provisions of the Supply Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects.

4. Modification to Operation of Section 11(a); Parent to Provide Notices of Default and Termination.  Notwithstanding that Subsidiary is included within the definition of “Buyer” under the Supply Agreement as amended hereby, Parent and Subsidiary acknowledge and agree that for purposes of Section 11(a) (Termination and Damages/Default by Seller-Failure to Supply Product) in the Supply Agreement, Parent alone shall have the right and authority, in the event of a default by Seller under the circumstances set forth in Section 11(a), to: (i) serve a “written notice of default upon Seller,” (ii) serve a “second written notice to Seller[,] [i]f Buyer elects to terminate” the Supply Agreement, or (iii) negotiate a Modified Anticipated Delivery Agreement with Seller.

5. Amendment of Section 25.  The phrase “[t]he parties” in Section 25 of the Supply Agreement is hereby deleted and replaced with “Buyer and Seller.”

6. Amendment of Section 33.  The phrase “[t]he parties” in Section 33 of the Supply Agreement is hereby deleted and replaced with “Buyer and Seller.”

7. Termination on Sale of Subsidiary.  Parent shall deliver prompt written notice to Seller in the event that (i) Parent sells, assigns, transfers, encumbers or otherwise disposes of all or substantially all of its equity interests in Subsidiary (including by way of merger, share exchange, recapitalization or reorganization), or (ii) Subsidiary sells, assigns, transfers, encumbers or otherwise disposes of all or substantially all of its assets.  Upon receipt of such written notice, Seller, in its discretion, may terminate this Amendment upon written notice to Parent and Subsidiary.

8. Subsidiary A Merchant/Sophisticated Party.  Subsidiary hereby acknowledges and agrees as follows:  (i) it is a sophisticated business entity with expertise and experience in all matters relating to this Amendment and the Supply Agreement; (ii) it is a “merchant” and that this Amendment and the Supply Agreement, after giving effect to this Amendment, are between and among “merchants,” as that term is defined and used in the Michigan law; (iii) it had equal bargaining power with the other parties hereto in the negotiation and execution of this Amendment; (iv) it did not act under any duress, economic or otherwise, when considering and entering into this Amendment; and (v) it had a full opportunity, and did, consult with its counsel before entering into this Amendment.

9. Counterparts.  This Amendment may be executed in two or more counterparts (including by facsimile), all of which shall constitute one and the same instrument.

10. Governing Law.  This Amendment shall be construed, performed and enforced in accordance with the internal laws of the State of Michigan, without giving any effect to any choice or conflict of law provision or rule that would cause application of the laws of any jurisdiction other than that set forth in this Section.

11. Choice of Forum; Time Period.  Parent, Subsidiary and Seller submit to the exclusive jurisdiction of the Circuit Court for the County of Saginaw, State of Michigan, U.S.A. for all disputes and actions arising, directly or indirectly, out of this Amendment, the performance of this Amendment, or the breach of this Amendment, and any such action must be commenced within two (2) years after the cause of action has accrued.  Subsidiary shall join Parent as a party to any action brought by Subsidiary arising, directly or indirectly, out of this Amendment or the Supply Agreement, performance of this Amendment or the Supply Agreement or the breach of this Amendment or the Supply Agreement.

12. Headings.  The headings in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

13. Notice.  Any notice, demand or other communication required or permitted to be given under this Amendment shall be in writing and shall be deemed delivered to a party (i) when actually received by the representatives designated below to receive notices, or (ii) (a) when delivered to the designated recipients’ addresses listed below (addressed to the designated recipients) by certified or registered mail (return receipt requested) and (b) when delivered by confirmed facsimile to the recipients’ numbers designated below.  Any party may change its addresses or representatives for receiving notices upon notice to the other.

If to Seller to:	Hemlock Semiconductor, LLC

12334 Geddes Road

Hemlock, Michigan 48626

Attn.: Vice President of Marketing

Fax No.: (989) 642-7400

With a copy to:	Hemlock Semiconductor, LLC

12334 Geddes Road

Hemlock, Michigan 48626

Attn.: General Counsel/Legal Department

Fax No.: (989) 642-7400

If to Parent to:	SunPower Corporation

Attn: Jon Whiteman

3939 North First Street

San Jose, California 95134

Fax No.: (408) 240-5402

With a copy to:	SunPower Corporation

Attn: General Counsel

3939 North First Street

San Jose, California 95134

Fax No.: (408) 240-5402

If to Subsidiary to:	SunPower Corporation

Attn: Jon Whiteman

3939 North First Street

San Jose, California 95134

Fax No.: (408) 240-5402

With a copy to:	SunPower Corporation

Attn: General Counsel

3939 North First Street

San Jose, California 95134

Fax No.: (408) 240-5402

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

SUBSIDIARY: SUNPOWER PHILIPPINES MANUFACTURING LIMITED /s/ Marty T. Neese By: Marty T. Neese Title: C.O.O.	PARENT: SUNPOWER CORPORATION /s/ Marty T. Neese By: Marty T. Neese Title: C.O.O.
SELLER: HEMLOCK SEMICONDUCTOR, LLC /s/ Gary R. Homan By: Gary R. Homan Title: Vice President